Exhibit 10.19

CARMAX, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement, effective as of the      day of May, 2005, is made between CarMax, Inc. (the “Company”) and                              (the “Optionee”), a non-employee director of the Company.

The Company and the Optionee agree to amend the Stock Option Agreement dated June 30, 2004 (the “Stock Option Agreement”) on the following terms:

1. Paragraph 3 of the Stock Option Agreement is hereby deleted and the following is substituted in its entirety therefor:

Option

You have been granted a non-statutory option (the “Option”) to purchase from the Company the following shares of common stock:

Shares of CarMax, Inc. Common Stock:	4,003
Option Price Per Share:	$21.49
Date Fully Vested:	June 29, 2007

A portion of the Option relating to the right to purchase 1,300 shares of CarMax, Inc. common stock shall be subject to shareholder approval of the amendment to the Plan at the 2005 annual meeting of shareholders.

2. Except as expressly amended hereby, the Stock Option Agreement shall remain in full force and effect and is hereby ratified and affirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this amendment to be signed by a duly authorized officer, and the Optionee has affixed his or her signature hereto.

CARMAX, INC.		OPTIONEE

By:
	Keith D. Browning	[Optionee Name]
	Executive Vice President and	Director
Chief Financial Officer